Exhibit 10.3

INVESTOR SUPPORT AGREEMENT

INVESTOR SUPPORT AGREEMENT, dated as of December 22, 2023 (this “Agreement”), by and between LG Orion Holdings Inc., a British Columbia corporation (the “Company”), and the warrantholder of Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”) whose name(s) appear on the signature page of this Agreement (the “Investor”).

WHEREAS, SEAC, the Company, and certain other persons propose to enter into, concurrently herewith, a business combination agreement (as amended, restated, supplemented or otherwise modified from time to time, the “BCA”), which provides, among other things, for certain transactions to effect a business combination between SEAC and the Company, including a merger between SEAC and a wholly-owned subsidiary of SEAC (the “Transaction”), and pursuant to which SEAC has informed the Company it intends to conduct a meeting of its public warrantholders (including any adjournments or postponements thereof, the “Warrantholders’ Meeting”) to obtain warrantholder approval of the Warrant Agreement Amendment (as defined below);

WHEREAS, pursuant to the terms of the Warrant Agreement, dated as of January 5, 2022, by and between SEAC and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs the terms of SEAC’s outstanding warrants (the “Warrants”), each of which is exercisable to purchase one Class A ordinary share, par value $0.0001 per share, of SEAC (“Ordinary Shares”), the consent of holders of 50% of the number of outstanding public Warrants (the “Public Warrants”) is required to approve the Warrant Agreement Amendment as it relates to the Public Warrants;

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into support agreements (the “Other Support Agreements”) with certain other holders of Public Warrants (the “Other Investors” and, together with the Investor, the “Investors”), pursuant to which such Investors have agreed to vote their Public Warrants in favor of the Warrant Agreement Amendment; and

WHEREAS, as of the date hereof, the Investor beneficially owns the number of Warrants (the “Investor Warrants”) set forth on the signature page hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:

1. Voting Agreement. The Investor hereby agrees to vote, at the Warrantholders’ Meeting, all Investor Warrants in favor of (i) any amendment to the terms of the Warrants proposed by SEAC solely to amend the terms of the Warrants together with any amendments required to give effect thereto such that all of the Warrants shall be automatically exchanged for $0.50 per whole Warrant in cash (the “Warrant Exchange Price”) upon the closing of the Transaction (the “Warrant Agreement Amendment”) and (ii) any other matter reasonably necessary to effect the Warrant Agreement Amendment. For the avoidance of doubt, the Warrant Agreement Amendment will only take effect upon the closing of the Transaction.

2. No Transfer. In connection with the Warrantholders’ Meeting, from the date of this Agreement through the earlier of (i) one day after the date of the Warrantholders’ Meeting and (ii) the termination of the BCA in accordance with its terms, the Investor hereby agrees that, unless the assignee or transferee agrees in writing to be bound by the terms of this Agreement, it shall not, (a) sell, assign, transfer (including by operation of law), permit the creation of any lien, pledge, dispose of or otherwise encumber any of the Investor Warrants or otherwise agree to do any of the foregoing, (b) deposit any of the Investor Warrants into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Investor Warrants, or (d) take any action that would have the effect of preventing or disabling the Investor from performing its obligations hereunder; provided, that, if the Investor Warrants are subject to a standard prime brokerage agreement that provides such Investor’s prime broker the ability to rehypothecate such Investor Warrants, the rehypothecation of such Investor Warrants pursuant to the terms thereof shall not be deemed a breach of this Section 2 so long as Investor has the right to (and will exercise such right to) require the prime broker to make the Investor Warrants available to Investor to vote in accordance with Section 1 hereof. The Investor acknowledges that it will only be entitled to the payment described in paragraph 1 for the Warrants it holds upon the closing of the Transaction. For the avoidance of doubt, nothing in this Agreement shall limit the ability of the Investor to take any of the above actions with respect to Ordinary Shares.

3. Representations, Warranties and Undertakings of the Company.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or order applicable to the Company, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, other than those required by applicable securities laws, warrantholder approval at the Warrantholders’ Meeting in connection with the Warrant Agreement Amendment and any approvals from the relevant stock exchange, (iii) conflict with or result in a breach of or constitute a default under any provision of the Company’s organizational documents, or (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which the Company is a party or by which it is bound except, with respect to clauses (i), (ii) and (iv), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement.

(b) The Company has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

4. Representations and Warranties of Investor. The Investor represents and warrants to the Company as follows:

(a) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or order applicable to such Investor, (ii) require the Investor to obtain or make any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, other than those required by applicable securities laws, warrantholder approval at the Warrantholders’ Meeting in connection with the Warrant Agreement Amendment and any approvals from the relevant stock exchange, (iii) result in the creation of any lien on any Investor Warrants (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the organizational documents of the Investor), (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement or instrument to which the Investor is a party or by which it is bound, or (v) conflict with or result in a breach of or constitute a default under any provision of such Investor’s organizational documents except, with respect to clauses (i), (ii) or (iv), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the performance by the Investor of its obligations under this Agreement.

(b) The Investor beneficially owns and has good, valid and marketable title to, the Investor Warrants set forth on the signature page hereof free and clear of any lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the organizational documents of such Investor) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Investor Warrants, and such Investor does not own, directly or indirectly, any other Warrants.

(c) The Investor (i) has not entered into any voting agreement, voting trust or other agreement with respect to any of the Investor Warrants that is inconsistent with the Investor’s obligations pursuant to this Agreement, (ii) has not granted a proxy or power of attorney with respect to any of the Investor Warrants that is inconsistent with the Investor’s obligations pursuant to this Agreement and (iii) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement; provided, that, if the Investor Warrants are subject to a standard prime brokerage agreement, the entry into such prime brokerage agreement shall not be deemed a breach of this Section 4(c) so long as Investor has the right to (and will exercise such right to) require the prime broker to make the Investor Warrants available for the Investor to vote in accordance with Section 1 hereof.

(d) The Investor has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Investor.

5. Termination. This Agreement and the obligations of the Investor under this Agreement shall automatically terminate upon the earliest of: (a) the completion of the Transaction; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of the Company and the Investor; provided, that, the parties shall not terminate this Agreement pursuant to this subclause (c) except with SEAC’s prior written consent. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 6(b)):

If to the Company:

LG Orion Holdings Inc. c/o Lions Gate Entertainment Corp. 2700 Colorado Avenue
Santa Monica, California 90404
Attention:	Bruce Tobey, Executive Vice President and General Counsel
Adrian Kuzycz, Executive Vice President and Associate General Counsel
E-mail:	btobey@lionsgate.com
akuzycz@lionsgate.com

with a (which shall not constitute effective notice) copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention: David E. Shapiro
Email:	DEShapiro@wlrk.com

If to the Investor, to the address or facsimile number set forth for the Investor on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) and may not be amended or modified by the parties, except as needed to comply with applicable law, rule or regulation, without the prior written consent of SEAC.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that SEAC shall be a third party beneficiary with respect to Sections 2, 5 and 6(d) of this Agreement and entitled to enforce such provisions as if it were a party hereto.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph (j).

(k) The Company has not entered into any side letter or similar agreement with any Other Investors in connection with their agreement to vote for the Warrant Agreement Amendment which provides a more favorable Warrant Exchange Price or termination rights to such Other Investor than the Warrant Exchange Price and termination provisions in this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LG Orion Holdings Inc.

Name:	Adrian Kuzycz
Title:	Director

[Signature Page to Investor Support Agreement]

INVESTOR:

By:
Name:
Title:
Address:

Investor Warrants owned:

[Signature Page to Investor Support Agreement]